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                LETTERHEAD OF CHESAPEAKE BIOLOGICAL LABORATORIES, INC.


                                            November 21, 1996

John C. Weiss, III
President
Chesapeake Biological Laboratories, Inc.
11412 Cronridge Drive
Owings Mills, MD  21117

Dear J.C.:

    As you know, CBL's Executive Compensation Committee has been discussing changes to the Company's executive employment agreements in an effort to best position the Company for future growth. An agreement on revisions to the Chief Executive Officer and President employment agreements was reached between you and the Executive Compensation Committee on November 18, 1996.

    Accordingly this letter will confirm your agreement to the following modifications to your employment agreement, dated May 16, 1996.

    1.   Paragraph 3, page 2, Term is replaced in its entirety with -

         "Unless further extended or sooner terminated or as expiring as provided herein, the employment of the Employee as herein provided will be for an initial term (the "Initial Term") commencing on the date hereof and ending on the date which (the "Initial Term Expiration Date") is the second (2nd) yearly anniversary of the date hereof; provided, however, that the Corporation shall have the full right, power and option to elect (the "Early Expiration Option") that the Initial Term Expiration Date be changed from the date which is the second (2nd) yearly anniversary of the date hereof to March 31, 1997, in the event either (i) the Expansion Plan Hurdle (as hereinafter defined) has not been met and satisfied on or before December 31, 1996 and the Corporation shall have delivered to the Employee a notice to that effect prior to January 31, 1997; or (ii) on or prior to March 31, 1997, the Corporation, through its Board of Directors (meeting without the Employee if then a member of the Board of Directors) shall have determined, based on its reasonable business judgement, that significant and sustained downturn in the financial performance or condition of the Corporation has occurred, or that events or circumstances have occurred or arisen which render a significant and sustained downturn in the financial performance or condition of the Corporation probable; and the Corporation shall have delivered notice of such determination to the Employee. In the event that the Corporation does not elect to exercise the Early Expiration Option as hereinabove provided, the term of the Employee's employment hereunder will continue beyond March 31, 1997, for the balance of the Initial Term, and shall be automatically extended beyond the Initial Term for indefinite successive two (2) year renewal terms (each a "Renewal Term" and together the "Renewal Terms") thereafter unless and until not less than one\

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November 21, 1996
Page 2


         hundred eighty (180) days prior to the last day of any Renewal Term then in effect, the Corporation shall have delivered to the Employee, or the Employee shall have delivered to the Corporation, written notice that the term of the Employee's employment hereunder will not be so extended, in which case the Employee's employment hereunder will expire as of the last day of the Initial Term or the Renewal Term, as the case may be, then in effect. The Initial Term, together with all Renewal Terms, is hereinafter referred to as the "Employment Term." For purposes hereof, "Expansion Plan Hurdle" shall mean that the Corporation shall have in place arrangements on terms and conditions satisfactory to the Board of Directors of the Corporation for expansion of the Corporation's manufacturing facilities located at the Camden Industrial Park, Baltimore, Maryland, together with all third party debt and/or equity financing required in connection therewith or attendant thereto, as such plans for expansion are contemplated by the Application dated March 22, 1996, submitted by the Corporation to the Maryland Industrial Financing Authority, and the Board of Directors shall have adopted a resolution to that effect. Determination as to whether the Expansion Plan Hurdle has been met shall be made by the Board of Directors (meeting without the Employee if then a member of the Board of Directors) in its reasonable business judgement.

    2.   Paragraph 5, page 3, Base Salary is replaced in its entirety with -

         "During the Employment Term, the Corporation shall pay to the Employee a base salary (the "Base Salary") for services rendered under this Agreement at an Initial rate of One Hundred Thirty Thousand Dollars ($130,000) per year in accordance with the Corporation's normal payroll policies and subject to required withholding. Compensation of the Employee by payment of the Base Salary shall not be deemed exclusive and shall not in any way limit or reduce any other obligation of the Corporation hereunder, and no other compensation, benefit or payment hereunder shall in any way limit or reduce the obligation of the Corporation to pay the Base Salary to the Employee hereunder.

    In exchange for your agreement to the above two revisions to your employment agreement, the Company's Executive Compensation Committee has agreed to:

    1. Raise the cap on the performance adjustment to your Base Salary from 40% to 100% (A Proposal for Senior Management Compensation paragraph 2, adopted by the Board, November 12, 1992).

    2. Grant you an incentive stock option for thirty thousand (30,000) shares of CBL's class A common stock from the Company's 4th Incentive Stock Option Plan.

    3. File an SEC Form S-8 registration statement for all stock (issued and unissued) in the Company's 1st, 2nd, 3rd and 4th Incentive Stock Option Plans.

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November 21, 1996
Page 3

    Please note that the agreements set forth in this letter are not to become effective until the Board of Directors of CBL takes action in reliance upon the terms of this letter and adopts the resolutions necessary to effectuate the matters described.

    Please execute the enclosed copy of this letter in the space provided below to indicate your consent and agreement to the foregoing.

                             Sincerely,
                             Chesapeake Biological Laboratories, Inc.



              BY:     /s/ Harvey Miller               /s/ Regis Burke
                      ----------------------          ----------------------
                      Harvey Miller                   Regis Burke
                           Executive Compensation Committee


    Agreed this 9th day of December, 1996.


                                /s/ John C. Weiss, III
                                ------------------------
                                John C. Weiss, III